Exhibit 10.1

AMENDMENT NO. 3 TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment”), dated as of March 1, 2016, to the Credit Agreement (as defined below) is entered into by and among the Lenders signatory hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, the “Agent”), EMERGE ENERGY SERVICES LP, a Delaware limited partnership (the “Parent Guarantor”), and each of the undersigned Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.                                    The Lenders, Agent, Parent Guarantor and Borrowers have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of June 27, 2014, as amended by Amendment No. 1, dated as of April 6, 2015 and by Amendment No. 2, dated as of November 20, 2015 (as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.                                    The Required Lenders, Agent, Parent Guarantor and Borrowers, pursuant to Section 16.2(b) of the Credit Agreement, now wish to amend the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendment to Credit Agreement.  Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.2 is hereby amended by adding the following definitions to such Section, in alphabetical order:

“Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated March 1, 2016.

“Amendment No. 3 Effective Date” shall mean the date of effectiveness of Amendment No. 3 pursuant to the terms thereof.

“Junior Lien Intercreditor Agreement” shall mean the Junior Lien Intercreditor Agreement, dated as of the Amendment No. 3 Effective Date, among the Credit Parties, the Agent, the holders of the Specified Obligations and the representative of the holders of the Specified Obligations.

“Specified Obligations” shall have the meaning set forth on Schedule 1.2(d) hereto.

“Specified Other Obligations” shall have the meaning set forth on Schedule 1.2(e) hereto.

“Tarrant County Property” shall mean the tract of land with the address 12625 Calloway Cemetery Road, Fort Worth, Texas, together with any and all buildings, structures, fixtures and improvements located thereon.

(b)                                 The definition of “Consolidated EBITDA” set forth in Section 1.2 is hereby amended by (i) adding “federal,” after “all” in clause (b)(iii) of such definition, (ii) replacing the “and” between clauses (b)(v)(x) and (b)(v)(y) with a comma and replacing the comma before clause (b)(vi) with: “and (z) the execution and delivery of Amendment No. 3 and documentation relating to the Specified Obligations and the Specified Other Obligations,” and (iii) replacing the “and” between clauses (b)(viii) and (b)(ix) with a comma and adding the following before “minus (c)”: “and (x) non-capitalized expenses in respect of Specified Other Obligations during such period,”.

(c)                                  The definition of “Customer” set forth in Section 1.2 is hereby amended by replacing “Borrower” with “Credit Party” each time such term is used.

(d)                                 The definition “Indebtedness” set forth in Section 1.2 is hereby amended by (i) adding the following before the period of the first sentence: “; provided that (x) the Specified Other Obligations and the Specified Obligations shall not at any time be considered Indebtedness except to the extent due and payable at such time (and not paid at such time), and (y) operating leases shall not be considered Indebtedness” and (ii) deleting the last sentence thereof.

(e)                                  The definition of “Leasehold Interests” set forth in Section 1.2 is hereby amended by replacing “Borrower’s” with “Credit Party’s” and replacing “Borrower” with “Credit Party”.

(f)                                   The definition of “Permitted Encumbrances” set forth in Section 1.2 is hereby amended by (i) replacing the “or” between clauses (p) and (q) with a comma and (ii) adding the following before the period: “, and (r) Liens on Collateral securing the Specified Obligations pursuant to documentation not more favorable to the holders of the Specified Obligations (or their representative) than the Security Documents are to the Secured Parties and otherwise in form and substance reasonably satisfactory to Agent; provided that (x) the representative of the holders of the Specified Obligations shall be party to, and such representative and the holders of the Specified Obligations shall be bound by, the Junior Lien Intercreditor Agreement and (y) no holders of Specified Obligations (or any representative of such holders) shall be party to any control agreements over deposit accounts or securities accounts of any Credit Party or any Subsidiary of any Credit Party”.

(g)                                  The definition of “Real Property” set forth in Section 1.2 is hereby amended by adding “(including fixtures and improvements thereon)” between “property” and “owned.”

(h)                                 The definition of “Security Documents” set forth in Section 1.2 is hereby amended by adding “the Junior Lien Intercreditor Agreement,” after “Deposit Account Control Agreements,”.

(i)                                     Section 4.4 is hereby amended by deleting “subject to Section 4.9 hereof,” in the second sentence.

(j)                                    Section 4.6 is hereby amended by replacing “Borrower” with “Credit Party” in the sixth sentence.

(k)                                 Section 4.9 is hereby amended by adding “and without limiting Agent’s rights under Section 4.4” between “herein” and the comma thereafter.

(l)                                     Section 4.12 is hereby amended by (i) replacing “Borrower” with “Credit Party” each time such term is used, (ii) by replacing “Borrowers” with “Credit Parties” in the fourth sentence and (iii) replacing “Borrowers’” with “Credit Parties’” after “to” and before “credit” in the fourth sentence.

(m)                             Section 4.16 is hereby amended by (i) replacing “Borrowers’” with “Credit Parties’” each time such term is used and (ii) by replacing “Borrower” with “Credit Party” in the second sentence.

(n)                                 Section 6.6(a) is hereby amended by (i) adding “(x)” between “provided that” and “the requirements” in clause (v) and (ii) adding the following between “2015” and “and” in clause (v): “and (y) if the Tarrant County Property (or the Credit Party that owns the Tarrant County Property) has not been sold within 120 days after the Amendment No. 3 Effective Date (to the extent such sale is permitted by this Agreement), the requirements of this clause (v) with respect to the Tarrant Country Property shall be completed no later than 120 days after the Amendment No. 3 Effective Date in a manner reasonably satisfactory to Agent, to the extent not completed prior to such date (which requirements may be satisfied by taking such actions as are reasonably satisfactory to Agent to confirm the continued validity of that certain Mortgage dated as of May 14, 2013 on the Tarrant County Property)”.

(o)                                 Section 7.12 is hereby amended as follows:

i.                                          “(a)” shall be added before the first sentence.

ii.                                       The following paragraph shall be added:

“(b)                           Amend, modify or waive any term or provision of any documentation relating to the Specified Obligations in a manner material and adverse to Agent or any Lender (for the avoidance of doubt, any amendment, modification or other change in such documentation (i) to increase the aggregate amount of Specified Obligations that is secured, (ii) to increase the aggregate amount of Specified Obligations by more than 10% than such amount outstanding on the Amendment No. 3 Effective Date (other than by operation of the terms of such documentation as in effect on the Amendment No. 3 Effective Date or by capitalizing any rental or interest payable in respect of Specified Obligations), (iii) to accelerate or otherwise make earlier any payment date or (iv) to add any restriction on any sale, lease, transfer or other disposition of Collateral or on the amendment, restatement, waiver, supplement or refinancing of any Senior Lien Obligations (as defined in the Junior Lien Intercreditor Agreement) is hereby deemed material and adverse to Agent and the Lenders).  The Credit Parties shall provide Agent a final draft of any amendment, modification or waiver of any documentation relating to the Specified Obligations at least three Business Days in advance of the proposed effectiveness of any such amendment, modification or waiver; provided that, in the case of any modifications to security documents relating to the Specified Obligations that are required by Section 5.03(b) of the Junior Lien Intercreditor Agreement, no advance notice shall be required but a copy thereof shall be provided to Agent following effectiveness.”

(p)                                 Section 7.14 is hereby amended as follows:

i.                                          The section heading shall be retitled: “Prepayment of Indebtedness and Certain Other Obligations” and “(a)” shall be added before the first sentence.

ii.                                       The following paragraphs shall be added:

“(b)                           At any time make any payments on any of the Specified Obligations, other than at their scheduled due dates.

(c)                                  At any time make any payments on Specified Other Obligations prior to the delivery of financial statements required by Section 9.7 or 9.8(a) covering the first date on which the Total Leverage Ratio, measured as of the end of the applicable fiscal quarter after the Amendment No. 3 Effective Date, calculated after giving pro forma effect to any incurrence of Indebtedness in connection with any payment of Specified Other Obligations, is less than 4.00 to 1.00.”

(q)                                 Section 11.1(a) is hereby amended by (i) replacing “Borrower’s” with “Credit Party’s” each time such term is used, (ii) replacing “Borrowers” with “Credit Parties” each time such term is used and (iii) replacing “Borrower” with “Credit Party” in the third and sixth sentences.

(r)                                    Section 11.1(b) is hereby amended by replacing “Borrower” with “Credit Party” each time such term is used.

(s)                                   Section 11.3 is hereby amended by replacing “Borrower’s” with “Credit Party’s”.

(t)                                    Section 14.1 is hereby amended by adding “to enter into the Other Documents and” immediately after “authorizes Agent” in the second sentence of such Section.

(u)                                 Section 14.2 is hereby amended by adding the following at the end of the first paragraph:

“No Secured Party has any fiduciary relationship with or duty to any Credit Party arising out of or in connection with this Agreement or any Other Document, and the relationship between the Credit Parties, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  No joint venture is created hereby or by any Other Document or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Credit Parties and the Secured Parties.”

(v)                                 Section 15.1 is hereby amended to replace paragraph (c) with the following:

“(c)                            Each of the Borrowers shall be jointly and severally liable with respect to their Obligations under the Agreement and the Other Documents to which it is party (including the Obligations to repay the Loans and interest and fees thereon, together with each other payment, reimbursement, indemnification and contribution Obligation under this Agreement and any Other Document).  Such joint and several liability of each Borrower shall not be impaired or released by, and each Borrower irrevocably waives any defense it might have by virtue of:  (i) the failure of any Lender or the Agent or any successor or assign thereof to assert any claim or demand or to exercise or enforce any right, power or remedy against any Borrower, any other Person, any collateral under this Agreement or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the obligations under this Agreement or any Other Document or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including any collateral under this Agreement or otherwise) securing payment, performance and/or observance of any of the obligations under this Agreement or the Other Documents or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, (iv) any action or inaction on the part of any Lender, the Agent or any other Person, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Borrower, or a guarantor or surety of or for any or all of the Obligations under this Agreement or the Other Documents, (v) any disability, incapacity or lack or powers, authority or legal personality of or dissolution or change in the members or status of any Borrower or any other person, (vi) any unenforceability, illegality or invalidity of any obligation of any other Person under this Agreement or any Other Document or any other document, guaranty or security, (vii) any avoidance, postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Credit Party under this Agreement or an Other Document resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of such other Borrower’s obligations hereunder be construed as if there were no such circumstances, (viii) the release or substitution of any other Borrower in respect of the Obligations, or (ix) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the joint and several nature of the obligations of such or any other Borrower.  It is understood and agreed that the Lenders and the Agent shall be entitled to payment from any one or more Borrowers, as determined by the Lenders and the Agent in their discretion, of any amount due in accordance with this Agreement and the Other Documents, and no Lender nor the Agent shall be required to seek prior or simultaneous payment from any other Borrower.  Until the indefeasible payment in full in cash of all Obligations and the expiration or termination of the Commitments under this Agreement, each Borrower hereby agrees that it shall not exercise any right or remedy arising by reason of any performance by such Borrower of its obligations hereunder, whether by subrogation, reimbursement, contribution, indemnification or otherwise, against any other Borrower or any other Person or any Collateral for any of the Obligations.

(d)                                 Notwithstanding anything to the contrary in Section 15.1(c), the obligations of each Borrower under Section 15.1(c) with respect to advances made by a Secured Party to one or more other Borrowers shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Borrower’s undertakings hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case taking into account the provisions of Section 15.1(e), and after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Borrower pursuant to applicable law or any agreement providing for an equitable allocation among such Borrower and the other Borrowers and Affiliates of the Borrowers of obligations arising under co-borrowings or guarantees by such parties.

(e)                                  The Borrowers hereby agree, as between themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below) by reason of the payment by such Borrower of any of the Obligations, each other Borrower shall, on written demand of such Excess Funding Borrower (but subject to the immediately following sentence), pay to such Excess Funding Borrower an amount equal to such Borrower’s Pro Rata Borrower Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Borrower) of the Excess Borrower Payment (as defined below) in respect of such Obligations.  The payment obligation of a Borrower to any Excess Funding Borrower under this clause (e) shall be subordinated and subject in right of payment to the prior payment in full of the Obligations and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment in full of all of the Obligations.  For purposes of this Section 15.1(e), (i) “Excess Funding Borrower” means a Borrower that has paid an amount in excess of its Pro Rata Borrower Share of the Obligations, (ii) “Excess Borrower Payment” means the amount paid by an Excess Funding Borrower in excess of its Pro Rata Borrower Share of the Obligations and (iii) “Pro Rata Borrower Share” means, for any Borrower, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Borrower (excluding any shares of stock of any other Borrower) exceeds the amount of all the debts and liabilities of such Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Borrower hereunder and any obligations of any other Borrower that have been guaranteed by such Borrower) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Borrowers exceeds the amount of all the debts and liabilities of all of the Borrowers (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers under this Agreement and the Other Documents), determined (A) with respect to any Borrower that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Borrower, as of the date such Borrower becomes a Borrower hereunder.”

(w)                          Section 16.1 is hereby amended by (i) replacing “Borrower” with “Credit Party” each time such term is used and (ii) replacing “Borrower’s” with “Credit Party’s” in the third sentence.

(x)                                 Section 16.2 is hereby amended as follows:

i.                                          The Section heading shall be retitled as follows: “Entire Understanding; Amendments; No Waiver by Course of Conduct.”

ii.                                       Paragraph (a) is hereby amended by (x) replacing “Borrower” with “Credit Party” each time such term is used and (y) replacing “Borrower’s” with “Credit Party’s” in the second sentence.

iii.                                    The following paragraph shall be added after paragraph (c):

“(d)                           Nothing herein contained, and no act done or omitted by the Agent pursuant to the powers and rights granted it herein, shall be deemed to be a waiver by the Agent of its rights and remedies under this Agreement, any Organizational Document of any Credit Party or any related document, but this Agreement is made and accepted without prejudice to any of the rights and remedies possessed by the Agent under the terms hereof or thereof.  The right of the Agent to collect any amounts due to the Secured Parties hereunder or any Other Document and to enforce its rights with respect to Collateral may be exercised by the Agent either prior to, simultaneously with or subsequent to any action taken by it hereunder or any Other Document.”

(y)                                 Section 16.3(a) is hereby amended by (i) replacing “Borrower” with “Credit Party” and (ii) replacing “Borrowers” with “Credit Parties”.

(z)                                  Section 16.5 is hereby amended by (i) replacing “Borrower” with “any Credit Party” in the first sentence and (ii) replacing “Borrower’s” with “Credit Party’s” in the fourth sentence.

(aa)                          Schedule 1.2(d) hereto is added as Schedule 1.2(d) to the Credit Agreement.

(bb)                          Schedule 1.2(e) hereto is added as Schedule 1.2(e) to the Credit Agreement.

2.                                      Effectiveness of this Amendment.  The following conditions shall have been satisfied, as determined by Agent, before this Amendment is effective (the date of such effectiveness, the “Effective Date”):

(a)                                 Agent shall have received this Amendment, fully executed by each Credit Party, Agent and Lenders constituting Required Lenders.

(b)                                 Agent shall have received a closing certificate signed by an Authorized Officer of each Credit Party dated as of the Effective Date stating that each of the representations and warranties set forth in Section 3 of this Amendment are true and correct on such date.

(c)                                  Agent shall have received a certificate of an Authorized Officer of each Credit Party dated as of the Effective Date certifying (i) to the effect that (A) attached thereto is a true and complete copy of the Organizational Documents of such Credit Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative, certifying that such Organizational Documents have not been amended since the Closing Date, (B) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Credit Party authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended, and there are no plans to modify rescind or amend, and that such resolutions are in full force and effect or in the alternative, certifying that the resolutions delivered to the Agent on the Closing Date by such Credit Party have not been modified, rescinded or amended, and there are no plans to modify rescind or amend, and that such previously delivered resolutions are in full force and effect and (C) attached thereto is a true and complete copy of the good standing certificates for each Credit Party dated not more than thirty (30) days prior to the Effective Date, issued by the Secretary of State or other appropriate official of each Credit Party’s jurisdiction of organization and (ii) as to the incumbency and specimen signature of each Authorized Officer executing this Amendment and any Other Document on behalf of any Credit Party and signed by another officer as to the incumbency and specimen signature of the Authorized Officer executing the certificate pursuant to this clause.

(d)                                 The Parent Guarantor shall have paid to the Agent for the account of each Applicable Lender (as defined below), a consent fee equal to 0.15% of such Applicable Lender’s Commitment as of the date hereof. “Applicable Lender” shall mean each Lender that has executed and delivered to the Agent its signature page to this Amendment prior to 5:00 p.m., New York City time, on 12:00 noon, March 1, 2016 or such later date and time specified by the Parent Guarantor and notified in writing to the Lenders by the Agent.

(e)                                  All fees and expenses of the Agent and its affiliates required to be paid or reimbursed at or prior to the Effective Date pursuant to the Fee Letter, dated as of February 4, 2016 by and among the Parent Guarantor, the Agent and PNC Capital Markets LLC shall have been paid in full, and all fees and expenses of Cahill Gordon & Reindel LLP in connection with the Credit Agreement shall have been paid in full.

(f)                                   All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

3.                                      Representations and Warranties.  Each Credit Party represents and warrants as follows:

(a)                                 Authority.  Such Credit Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Other Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by such Credit Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Credit Party.  This Amendment and each Other Document (as amended or modified hereby) is the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, and is in full force and effect.

(c)                                  Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Credit Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Credit Party.

(d)                                 No Default.  No Event of Default or Default has occurred and is continuing.

(e)                                  Other Representations and Warranties.  Each of the representations and warranties made by any Credit Party in or pursuant to the Credit Agreement and the Other Documents are true and correct in all material respects (or, if such representation and warranty is, by its terms, limited by materiality (including a Material Adverse Effect), then such representation and warranty are true in all respects) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty specifically relates to a certain prior date).

4.                                      Choice of Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

5.                                      Counterparts; Electronic Signatures.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar method of electronic transmission shall be deemed to be an original signature hereto.

6.                                      Reference to and Effect on the Other Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

(d)                                 To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7.                                      Estoppel.  To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Credit Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrowers as against Agent or any Lender with respect to the Obligations.

8.                                      Integration.  This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9.                                      Severability.  If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

10.                               Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify the Credit Agreement, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

11.                               Guarantors’ Acknowledgment.  With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty and each Security Document to which it is a party (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty and Security Document to the Credit Agreement, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment.  Although Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.  Each Credit Party hereby ratifies and reaffirms the validity, enforceability and perfection of the Liens and security interests granted to the Agent for the benefit of the Secured Parties to secure any of the Obligations (as defined in the Credit Agreement and including after giving effect to this Amendment) by each Credit Party pursuant to the Other Documents to which any Credit Party is a party and agrees that the Liens and security interests granted pursuant to the Other Documents shall continue to secure Obligations under the Credit Agreement as amended by this Amendment.

12.                               General Release; Indemnity.

(a)                                 In consideration of, among other things, Agent’s and the Lenders’ execution and delivery of this Amendment, each Borrower and each other Credit Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Secured Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement or any Other Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrowers and the other Credit Parties, on the one hand, and any or all of the Secured Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of Insight Equity Management Company LLC and its affiliates, on the one hand, and the Lenders, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by any Borrower or any other Credit Party of any Loans or other financial accommodations made by any Secured Party after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, each Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 12 shall survive the termination of this Amendment, the Credit Agreement, the Other Documents and payment in full of the Obligations.

(b)                                 Each Borrower and each other Credit Party hereby agrees that the Releasees shall each be an Indemnified Party and entitled to the benefits of Section 16.5 of the Credit Agreement, including, without limitation, with respect to any Claims arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed and/or delivered in connection therewith.

(c)                                  Each Borrower and each other Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee, and will not assert in any proceeding any counterclaim or crossclaim against any Releasee, in each case on the basis of any Claim released, remised and discharged by any Borrower or any other Credit Party pursuant to Section 8(a) hereof. If any Borrower, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Borrower and each other Credit Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

PARENT GUARANTOR:	EMERGE ENERGY SERVICES LP

By: EMERGE ENERGY SERVICES GP LLC, its General Partner

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

BORROWERS:	EMERGE ENERGY SERVICES OPERATING LLC

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

ALLIED ENERGY COMPANY LLC
DIRECT FUELS LLC
SUPERIOR SILICA SANDS LLC

By: EMERGE ENERGY SERVICES OPERATING LLC, its sole member

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

ALLIED RENEWABLE ENERGY, LLC

By: ALLIED ENERGY COMPANY LLC, its sole member

By: EMERGE ENERGY SERVICES OPERATING LLC, its sole member

	By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO EMERGE REVOLVING CREDIT AND SECURITY AGREEMENT]

EMERGE ENERGY DISTRIBUTORS INC.

By:	/s/ Warren B. Bonham
Name: Warren B. Bonham
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO EMERGE REVOLVING CREDIT AND SECURITY AGREEMENT]

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Ron Eckhoff
Name: Ron Eckhoff
Title: Vice President

Signature Page to Amendment No. 3 to Emerge Revolving Credit and Security Agreement

A LENDER:	Bank of America, N.A.

	By:	/s/ Anna Schroeder
Name: Anna Schroeder
Title: AVP

A LENDER:	Wells Fargo Bank, N.A.

	By:	/s/ Daniel M. Smith
Name: Daniel M. Smith
Title: Vice President

A LENDER:	Branch Banking and Trust Company

	By:	/s/ David A. White
Name: David A. White
Title: Senior Vice President

A LENDER:	Santander Bank, N.A.

	By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

	By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

A LENDER:	Morgan Stanley Bank, N.A.

	By:	/s/ Lisa Vieira
Name: Lisa Vieira
Title: Authorized Signatory

A LENDER:	Morgan Stanley Senior Funding, Inc.

	By:	/s/ Lisa Vieira
Name: Lisa Vieira
Title: Vice President

Signature Page to Amendment No. 3 to Emerge Revolving Credit and Security Agreement

A LENDER:	AMEGY BANK a division of ZB, N.A.

	By:	/s/ Jesse Greadington III
Jesse Greadington III
Vice President

A LENDER:	STIFEL BANK & TRUST

	By:	/s/ John H. Phillips
Name: John H. Phillips
Title: Executive Vice President

Signature Page to Amendment No. 3 to Emerge Revolving Credit and Security Agreement